UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2010

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 29, 2010, Inland Real Estate Corporation (the “Company”) entered into a dealer-manager agreement (the “Agreement”) with Macquarie Capital (USA) Inc. (“Macquarie Capital”), in connection with the Company’s offer to exchange or purchase (the “Offer”) any and all of its outstanding 4.625% Convertible Senior Notes due 2026 (the “Old Notes”) for a like amount of (1) its 5.0% Convertible Senior Notes due 2029 (the “New Notes”), (2) cash, subject to a total cash payment limit of $15 million or (3) a combination of New Notes and cash, subject to the cash payment limit, and a related solicitation of consents to a proposed amendment to the indenture governing the Old Notes, to amend the default provisions contained therein to mirror those contained in the indenture governing the New Notes (the “Consent Solicitation”).  Pursuant to the terms and conditions of the Agreement, Macquarie Capital will serve as the dealer manager for the Offer and Consent Solicitation, and will receive a fee for its services as dealer manager.  The Company has also agreed to reimburse Macquarie Capital for its reasonable out-of-pocket expenses.

Under the Agreement, the Company has agreed to indemnify Macquarie Capital against specified liabilities relating to, or arising out of, the Offer, including civil liabilities arising under the federal securities laws, and to contribute to payments which it may be required to make in respect thereof.

Macquarie Capital may from time to time hold Old Notes and the Company’s common stock in its proprietary accounts, and to the extent it owns Old Notes in these accounts at the time of the Offer, Macquarie Capital may tender these Old Notes.  In addition, Macquarie Capital may hold and trade the New Notes in its proprietary accounts following the completion of the Offer and Consent Solicitation.  Macquarie Capital and its affiliates also may in the future provide investment, lending and commercial banking and financial advisory services to the Company or its affiliates for customary compensation.

The foregoing discussion of the Agreement and its terms does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in its entirety into this disclosure by reference.

Item 8.01                                           Other Events.

On June 29, 2010, the Company issued a press release announcing the commencement of the Offer and Consent Solicitation. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in its entirety into this disclosure by reference.

Item 9.01              Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Dealer-Manager Agreement, dated as of June 29, 2010, by and between Inland Real Estate Corporation and Macquarie Capital (USA) Inc.

5.1	Opinion of Venable LLP regarding legality of the New Notes

8.1	Opinion of Shefsky & Froelich Ltd. regarding tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8.1)

99.1	Press Release of Inland Real Estate Corporation dated June 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: June 29, 2010	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Dealer-Manager Agreement, dated as of June 29, 2010, by and between Inland Real Estate Corporation and Macquarie Capital (USA) Inc.

5.1	Opinion of Venable LLP regarding legality of the New Notes

8.1	Opinion of Shefsky & Froelich Ltd. regarding tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Shefsky & Froelich Ltd. (included in Exhibit 8.1)

99.1	Press Release of Inland Real Estate Corporation dated June 29, 2010